EXHIBIT 10.9

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”), dated as of December 27, 2016, is made by and among Carinthia Group 1, L.P., a limited partnership organized under the laws of the State of Vermont (“Carinthia 1”) and Carinthia Group 2, L.P., a limited partnership organized under the laws of the State of Vermont (“Carinthia 2”) (Carinthia 1 and Carinthia 2 each referred to individually as a “Lender” and collectively as “Lender”) and Carinthia Ski Lodge LLC, a limited liability company organized under the laws of the State of Vermont (the “Borrower”).

RECITALS:

WHEREAS, the Borrower was organized to undertake the development and construction of the Carinthia Ski Lodge, a new approximately thirty six thousand square- foot skier services building located at the base of the Carinthia slopes providing extensive food and beverage facilities, ski rentals services, retail and convenience store, parking lot and lift ticket sales at the Mount Snow Ski Resort in West Dover, Vermont (the “Project”):

WHEREAS, under the terms of the offering (the “Offering”) described in the Carinthia Group Private Placement Memorandum (the “Private Placement Memorandum”), the Lender is seeking to raise capital from, among other investors, persons who are not citizens or lawful permanent residents of the United States and who desire to become limited partners of the Lender, and the investments may enable such investors to become eligible for admission to the United States of America as lawful permanent residents with their spouses and unmarried, minor children pursuant to 8 U.S.C.§1153 (b)(5)(A)-(D); INA § 203 (b)(5)(A)-(D) of the Immigration and Nationality Act (the “EB-5 Program”); and

WHEREAS, to comply with the EB-5 Program the Lender must invest or loan the funds raised through the Offering from such investors in or to a business carrying on a “commercial venture”; and

WHEREAS, in furtherance of the Offering and in compliance with the requirements of the EB-5 Program, Lender has agreed, subject to the terms and conditions of this Agreement, to extend to the Borrower a line of credit in the minimum amount of $500,000 and a maximum principal amount of $22,000,000 based upon the number of limited partnership interests in each Lender sold pursuant to the Offering for the development and construction by Borrower of the Project, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Line of Credit.

1.1 Line of Credit Established. Subject to the terms and conditions hereof, and in reliance on the representations and warranties and covenants contained herein, Lender hereby agrees to extend one or more advances (each, an “Advance” and collectively, “Advances”), up to an aggregate principal amount of $22,000,000 (the sum of such Advances, the “Loan”), such Loan to be made by each Lender in accordance with each Lender’s proportionate interest set forth on Schedule 1 attached hereto; provided that the Borrower shall draw, and the Lender shall make, Advances equal to the entire principal amount of the Loan to the Borrower (or such lesser proceeds as shall have been received by the Lender from investors pursuant to the Offering) in material compliance with all requirements of the EB-5 Program and the Business Plan included in the Private Placement Memorandum including, without limitation, any applicable deadline for disbursement of the Loan, provided that any such non-compliance that would jeopardize any of the Lender’s limited partners’ capacity to be admitted to the United States of America as unconditional lawful permanent residents with their spouses and unmarried, minor children pursuant to 8 U.S.C. § 1153 (b)(5)(A) - (D), INA § 203 (b)(5)(A) - (D); the Departments of Commerce, Justice and State, the Judiciary, and Related Agencies Appropriations Act of 1993, Pub. L. No. 102-395, section 610, as amended; or 8 U.S.C. § 1186b, INA § 216A, as any of the foregoing may be amended, shall be deemed material.

1.2 Note. Concurrently with the execution of this Agreement, the Borrower hereby executes and delivers a promissory note payable to the Lender in the original principal amount of $22,000,000 (as amended, supplemented, restated, replaced or otherwise modified from time to time, the “Note”). The Note shall evidence the absolute and unconditional obligation of the Borrower to repay the Lender for all Advances made by the Lender, with interest as provided in this Agreement and the Note. Each Advance from time to time shall be deemed evidenced by the Note, which is deemed incorporated in this Agreement by reference and made part hereof. The Note shall be in the form set forth on Exhibit A.

1.3 Maturity and Interest Rate. The Borrower shall repay the Loan in full, together with any interest accrued but unpaid thereon, on the maturity date set forth in the Note. Advances shall bear interest on the unpaid principal balance of the Loan outstanding at any time from the Funding Date of each such Advance to the maturity date (or repayment) at the rate set forth in the Note. “Funding Date” means, with respect to any Advance, the date on which such Advance is made to the Borrower.

1.4 Draw Requests.

(a) At any time and from time to time, subject to the requirements of the EB-5 Program and the Business Plan included in the Private Placement Memorandum including, without limitation, any applicable deadline for disbursement of the Loan, the Borrower may request one or .more Advances by submitting to the Lender a completed and executed draw request (“Draw Request”) no later than five business days prior to the Funding Date of such Advance. Each such Advance shall be in the aggregate amount of not less than $25,000 (or, if less, the remaining amount available under the Loan).

Subject to the provisions of this Agreement, the Lender shall make the Advance on the proposed Funding Date in accordance with the Borrower's Draw Request. Each Draw Request shall clearly identify the use of the proceeds and their investment directly into the Project in accordance with the Project's plans, specifications and budget and shall be accompanied by appropriate supporting documentation.

2.Representations and Warranties. The Borrower represents and warrants to the Lender on the date hereof and on each Funding Date as follows.

2.1 Organization. Good Standing and Qualification.

(a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Vermont. The Borrower has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to develop and construct the Project.

(b) The Borrower is not in violation or default of any term of its organizational documents. The execution, delivery, and performance of this Agreement and the Note will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under its organizational documents.

2.2 Authorization; Binding Obligations. All action on the part of the Borrower, its officers, managers and members necessary for the authorization of this Agreement and the Note and the performance of all obligations of the Borrower hereunder and thereunder has been taken. This Agreement and the Note have been duly executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) that restrict the availability of equitable remedies.

2.3 Liabilities. The Borrower does not have and is not subject to any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except liabilities incurred in the ordinary course of business of the Borrower in connection with the development and construction of the Project.

2.4 Agreements. All agreements, understandings, arrangements or other commitments to which the Borrower is a party (collectively, “Contracts”) are in all material respects valid and enforceable in accordance with their terms. The Borrower is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, and, to the Borrower's knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Borrower, except in either case where such default would not and would not reasonably be expected to have, individually or collectively, a material adverse effect on the Borrower. The execution, delivery, and performance by the Borrower of this Agreement and the Note will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any Contract, except in. either case where such default would not and would not reasonably be expected to have, individually or collectively, a material adverse effect on the Borrower.

2.5 Obligations to Related Parties. The Borrower has no obligations to executive officers, managers, members, employees or affiliates of the Borrower, except obligations to Mount Snow Ltd. or any of its affiliates solely to the extent such obligations have arisen or arise in connection with the development and construction of the Project.

2.6 Real and Personal Property.

(a) Real Property. The Borrower does not own any real property. With respect to real property leased by the Borrower (the “Leased Real Property”), each of the leases for the Leased Real Property is in full force and effect, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights. Neither the Borrower nor, to the Borrower's knowledge, any other party thereto is in material default under any of said leases, nor is the Borrower aware of any event that has occurred which, with the giving of notice or the passage of time, or both, would give rise to a material default thereunder.

(b) Personal Property. The Borrower has good and marketable title to all of its personal property and assets, and all such personal property and assets are in good working condition, reasonable wear and tear excepted. None of such personal property or assets is subject to any Lien other than Permitted Liens. “Lien” means any security interest, mortgage, pledge, lien, claim, charge, title retention or other encumbrance. “Permitted Liens” means (a) statutory Liens for taxes, which are not yet due and payable, (b) statutory or common law Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, (c) statutory or common law Liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens incurred in the ordinary course of business that are not yet due and payable, (d) pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs, (e) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, (f) Liens in favor of Mount Snow Ltd. or any of its affiliates solely to the extent such Lien is attached to personal property or other assets that have been contributed to the Project by Mount Snow Ltd. or any of such affiliates, and (g) Liens securing indebtedness advanced by a third party to the Borrower to the extent that such indebtedness has been or will be used by the Borrower to complete the Project pursuant to the Business Plan and remains outstanding.

2.7 Litigation. There is no litigation, arbitration, mediation or proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or affecting any of its properties or assets or which may call into question the validity or hinder the enforceability of this Agreement or the Note or the transactions contemplated hereby and thereby.

2.8 Compliance with Laws; Authorizations.
(a) The Borrower has complied in all material respects with each, and is not in violation of any, law, statute, regulation, rule, ordinance or order (“Laws”) to which 4 the Borrower or its business, operations, employees, assets or properties is or has been subject.

(b) Except as set forth in the schedule attached to this Agreement as Schedule 2.8, all material licenses, permits and other authorizations (“Authorizations”) required by the Borrower for the development and construction of the Project (other than predevelopment and preconstruction expenditures) are valid and in full force and effect and none of such authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement and the Note.

2.9 Insurance. The Borrower has fire, casualty, product liability, and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Borrower may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and ah aggregate basis, as are customarily carried by persons engaged in the same or similar businesses as Borrower. There is no material default by the Borrower, or to the knowledge of the Borrower, by any insurance carrier of such policies, or event which could give rise to a material default under any such policy.

3.	Conditions
3.1 Conditions Precedent to Each Advance.
(a) The Borrower shall have executed and delivered the Note to the Lender (initial Advance only).
(b) The Lender shall have timely received a Draw Request.

(c) The Borrower shall have delivered to the Lender a certificate, dated as of the date of the Advance, signed by the President of the Borrower certifying (i) compliance in all material respects with all covenants and agreements herein then required to be or to have been complied with by it and (ii) the absence of any Event of Default or any event which, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement, in each case both prior to and immediately upon the making of such Advance.

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against the Borrower or the Lender.

(e) Peak Resorts, Inc. shall have executed and delivered the Guaranty in the form attached hereto as Exhibit B (the “Guaranty”) to the Lender (initial Advance only).
4.	Covenants of Borrower.

4.1 Affirmative Covenants. From the Effective Date until the date on which all Advances hereunder and under the Note are paid in full, together with any interest accrued but unpaid thereon, the Borrower will, unless the Lender shall otherwise consent in writing:

(a) Use of Proceeds. Use the proceeds of the Advances solely to develop and construct the Project in the State of Vermont and in material compliance with the 5 requirements of the EB-5 Program and the Business Plan that is included in the Private Placement Memorandum, provided that any such non-compliance that would jeopardize any of the Lender’s limited partners’ capacity to be admitted to the United States of America as unconditional lawful permanent residents with their spouses and unmarried, minor children pursuant to 8 U.S.C. § 1153 (b)(5)(A) - (D), INA § 203

(b)

(5)(A) - (D); the Departments of Commerce, Justice and State, the Judiciary, and Related Agencies Appropriations Act of 1993, Pub. L. No. 102-395, section 610, as amended; or 8 U.S.C. § 1186b, INA § 216A, as any of the foregoing may be amended, shall be deemed material. Upon written request of the Lender the Borrower shall furnish such written evidence that the proceeds have been used for such purposes and periodically furnish such written evidence that establishes the requisite employment created in the Project pursuant to the EB-5 Program and as disclosed in the Private Placement Memorandum. .

(b) Compliance with Laws. Comply in all material respects with all applicable Laws and maintain in effect all Authorizations that are required or otherwise necessary for the Borrower to develop the Project.

(c) Preservation of Existence. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the nature of its business requires it to be so qualified or where the ownership of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect the enforceability of this Agreement and the Note, the business, properties, operations, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations hereunder.

(d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the development, construction and administration of the Project in compliance with all applicable Laws and Authorizations.

(e) Maintenance of Properties. Maintain its properties and assets, whether owned or leased, in good condition and repair (normal wear and tear excepted), and pay and discharge or cause to be paid and discharged, when due, the cost of repairs to or maintenance of the same.

(f) Insurance. Maintain insurance with respect to its properties and assets and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities. Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender (but in no event less than the amount of the Loan then outstanding together with interest accrued but unpaid thereon). In addition, all such insurance shall name the Lender as loss payee and/or additional insured, as applicable, for the benefit of the Lender.

(g) Taxes. File or cause to be filed all federal, state and local tax returns which are required to be filed by it. The Borrower shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it. At its option, the Lender may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Project, may pay for insurance on the Project and may pay for the maintenance and preservation of the Project. The Borrower agrees to reimburse the Lender on demand for any reasonable payments made, or any reasonable expenses incurred by the Lender pursuant to the foregoing authorization.

(h) Performance of Obligations. Perform, pay and discharge, as and when due, all of the Borrower's obligations (both monetary and non-monetary) under this Agreement.

(i) Inspection Rights. Permit Vermont Regional Center as agent of the limited partners of the Lender (the “Agent”) to inspect the Project upon reasonable request and provide copies of such financial records pertaining thereto as such Agent may reasonably request.

(j) Assurances. The Borrower will, at its expense, upon reasonable request of the Lender promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as the Lender may reasonably request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement.

4.2 Negative Covenants. From the date of this Agreement until the date on which all Advances hereunder and under the Notes are paid in full, together with any interest accrued but unpaid thereon, the Borrower will not, without the written consent of each Lender:

(a) Liens and Encumbrances. Create, assume or permit to exist any Lien upon any of the properties or assets financed or purchased with the proceeds of the Loan other than security interests with respect to money borrowed from the Lender and Permitted Liens.

(b) Transfer of Assets or Properties. Sell, enter into an agreement of sale for, convey, lease, assign, transfer, pledge, grant a security interest, mortgage or other Lien other than Permitted Liens in, or otherwise dispose of the any of the properties or assets financed or purchased with the proceeds of the Loan.

(c) Stock. Merger, Consolidation. Etc. Sell any equity interests to any person other than Peak Resorts, Inc. or any of its wholly-owned subsidiaries or merge or consolidate with any person.

(d) Guarantees. Guarantee, endorse or otherwise be or become contingently liable in connection with the obligations of any other person, except endorsements of negotiable instruments for collection in the ordinary course of business.

(e) Limitation on Transactions with Affiliates. Other than transactions on terms no less favorable to the Borrower than those that could reasonably be obtained at arms' length in the ordinary course of business, enter into, or be a party to, any transaction with any affiliate.

(f) Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any affiliate or any other person.
(g) Negative Pledge. Grant any Lien in, or otherwise encumber, any of its properties or other assets other than Permitted Liens.
5.	Default

5.1 Events of Default. The occurrence of any one or more of the following events, conditions or state of affairs shall constitute an Event of Default hereunder and under the Note:

(a) The Borrower shall fail to pay as and when due any principal or interest hereunder or under the Note.

(b) The Borrower shall fail to observe or perform any obligation or any covenant to be observed or performed by it hereunder or under the Note (other than the obligation to pay principal and/or interest under the Note) and such failure shall continue uncured for a period of 60 business days after the Borrower becomes aware of the occurrence thereof (such cure period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Lender).

(c) Any representation or warranty made by Borrower in this Agreement shall prove to have been false or misleading in any material respect at the time when made.

(d) Any judgment, writ or warrant of attachment or similar process involving an amount in excess of U.S. $100,000 shall be entered or filed against the Borrower or any of its assets or properties and shall remain undischarged for a period of 30 days.

(e) If the Borrower makes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower, except as otherwise expressly permitted in this Agreement.

(f) Upon the commencement of any action for the dissolution or liquidation of the Borrower, or the commencement of any case or proceeding for reorganization or liquidation of the Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against the Borrower; provided, however, that the Borrower shall have 60 days to obtain the dismissal or discharge of any involuntary proceeding filed against it and the Lender may seek adequate protection in any bankruptcy proceeding.

(g) Upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for the Borrower or for a material portion of any property of the Borrower.
(h) This Agreement or the Note shall cease for any reason to be in full force and effect or shall be declared to be null and void or unenforceable in whole or in part.
(i) Other than Liens in favor of the Lender or Liens otherwise consented to in writing by the Lender, imposition of any Lien or series of Liens against the Borrower 8 or any of the properties or other assets financed or purchased with the proceeds of the Loan except Permitted Liens.
(j) The Borrower shall cease to develop and construct the Project prior to completion.

(k) The Guaranty shall cease to be in effect.
5.2 Remedies on Default. Upon the occurrence of an Event of Default:

(a) Subject to Section 5.2(d), in addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), the

Lender may forthwith declare all obligations, including all principal and interest, to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Borrower). Upon the occurrence of an Event of Default specified in Section 5.1(e), (f) or (g) above, but subject to Section 5.2(d), all Advances, including all interest accrued but unpaid thereon, shall be immediately due and payable without any declaration by the Lender.

(b) The Borrower will pay the Lender's fees incurred in any action seeking enforcement of the Lender's rights hereunder.

(c) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders of any right, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided herein shall be in addition to and not exclusive of any rights or remedies provided at law or in equity. The remedies provided herein or in the Note or otherwise available to the Lender at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur.

(d) No rights and remedies may be exercised upon an Event of Default if such rights or remedies would jeopardize any of the Lender’s limited partners’ capacity to be admitted to the United States of America as unconditional lawful permanent residents with their spouses and unmarried, minor children pursuant to 8 U.S.C.§ 1153 (b)(5)(A) - (D), INA § 203 (b)(5)(A) - (D); the Departments of Commerce, Justice and State, the Judiciary, and Related Agencies Appropriations Act of 1993, Pub. L. No. 102395, section 610, as amended; or 8 U.S.C. § 1186b, INA § 216A, as any of the foregoing may be amended.

6.	Miscellaneous.

6.1 Amendment and Waiver. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Borrower, shall in any event be effective unless (a) the same shall be in writing and signed by the Lender and Borrower (with respect to an amendment) or the Lender (with respect to a waiver or consent by it) or the Borrower (with respect to a waiver or consent by it), as the case may be, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment or waiver by the Lender of any provision of this Agreement or the Note shall require the consent of limited partners in the Lender that own not less than a majority of the limited partnership interests then outstanding.
6.2 Entire Agreement. This Agreement, the Note and the Guaranty constitute the entire agreement among the parties relative to the specific subject matter hereof and thereof.

6.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to a party at the address or facsimile number of such party set forth on such party's signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties hereto.

6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrower and the Lender and their respective successors and permitted assigns (which successors of the Borrower shall include a trustee in bankruptcy). The Borrower may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Lender. The Lender may not assign any of its rights and obligations hereunder and interests without the prior written consent of the Borrower.

6.5 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT

AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF VERMONT WITHOUT REGARD TO CONFLICT OF LAWS. THE BORROWER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF VERMONT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE BORROWER AND THE LENDER HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE BORROWER AND THE LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, BOTH PARTIES HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS. AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 8.5 SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

6.6 Survival. All warranties, representations, and covenants made by the Borrower in this Agreement and the Note shall be considered to have been relied upon by the Lender, and shall survive the delivery to the Lender of the Note, regardless of any investigation made by the Lender. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of the Lender shall constitute warranties and representations by the Borrower under this Agreement. Except as otherwise expressly provided in this Agreement, all covenants made by the Borrower under this Agreement or the Note shall be deemed continuing until all Obligations are satisfied in full.

6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.9 EB-5 Program. Notwithstanding anything in this Agreement, the Note or instruments, agreements and documents executed by the Borrower at the Lender's request contemporaneously hereof in connection with this Agreement or the Note to the contrary, no payment shall be made by the Borrower to Lender or any other creditor that would jeopardize evidencing the use of the proceeds of the Loan to create the requisite employment in the Project pursuant to the requirements of the EB-5 Program.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

CARINTHIA GROUP 1, L.P.

By: MOUNT SNOW GP SERVICES LLC, a Vermont limited liability company

Its general partner

By: /s/ Richard Deutsch

Name: Richard Deutsch

Title: Manager

Address:

89 Grand Summit Way     PO Box 2805                   West Dover, VT 05356

Facsimile:

CARINTHIA GROUP 2, L.P.

By: MOUNT SNOW GP SERVICES LLC, a Vermont limited liability company

Its general partner

By:  /s/Richard Deutsch

Name: Richard Deutsch

Title: Manager

Address:

89 Grand Summit Way PO Box 2805        West Dover, VT 05356

Facsimile:

[Signature Pages for Loan Agreement (Carinthia)]

CARINTHIA SKI LODGE LLC, a Vermont limited liability company

By: /s/ Richard Deutsch

Name: Richard Deutsch

Title: Manager

Address:

89 Grand Summit Way                            West Dover, VT 05356

Facsimile:

[Signature Pages for Loan Agreement (Carinthia)]

EXHIBIT A

FORM OF NON-REYOLYING LINE OF CREDIT NOTE U.S. $22,000,000December 27, 2016

FOR VALUE RECEIVED, CARINTHIA SKI LODGE LLC, a Vermont limited liability company with a principal place of business at 89 Grand Summit Way, West Dover, Vermont (the “Borrower”), hereby promises to pay to Carinthia Group 1,  L.P., a

Vermont limited partnership with a principal place of business at 89 Grand Summit Way, West Dover, Vermont and Carinthia Group 2, L.P., a limited partnership organized under the laws of the State of Vermont (“Carinthia 2”) with a principal place of business at 89 Grand Summit Way, West Dover, Vermont (Carinthia 1 and Carinthia 2 each referred to individually as a “Lender” and collectively as “Lender”), in accordance with each Lender’s proportionate interest set forth on Schedule 1 attached hereto, or order, the principal sum of $22,000,000 or such lesser amount as shall have been advanced and remain outstanding under the terms of the Agreement defined below (the “Principal Sum”), together with accrued interest thereon, in the manner and upon the terms and conditions set forth below. The actual amount due and owing from time to time under this Non-Revolving Credit Note (“Note”) shall be evidenced by Lender's records of receipts and disbursements, which shall be prima facie evidence of such amount, absent manifest error.

1.

Incorporation of the Loan Agreement. Each Lender and the Borrower are parties to that certain Loan Agreement (the “Agreement”) dated as of December 27, 2016. The terms and conditions of the Agreement are hereby incorporated in this Note by reference and the Lender and the Borrower are entitled to all rights and benefits of the Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

2.	Payment of Principal and Interest.

(a) This Note shall automatically mature and be due and payable in full, together with any interest accrued but unpaid thereon, on the fifth anniversary date of the first Advance (“First Advance Date”) under this Note (the “Maturity Date”) provided, however, the Borrower may upon written consent of the Lender, such consent not to be unreasonably withheld, extend the Maturity Date for a period of up to an additional two (2) years (the “Extension Option”). If the Borrower exercises the Extension Option, then the term “Maturity Date” shall include the Extension Option. It is the Borrower's intention to repay the Principal Sum, together with any interest accrued but unpaid thereto, on the Maturity Date with the proceeds of long-term financing or from other available sources.

(b) Interest shall accrue on the unpaid Principal Sum on a simple interest basis at a fixed rate of 1.0% per annum commencing on the First Advance Date until the Maturity Date. In the event Borrower exercises the Extension Option, interest shall accrue on the unpaid Principal Sum on a simple interest basis as follows: (i) at a fixed rate of 7.0% per annum commencing on the fifth (5th) anniversary of the First Advance Date; and (ii) a fixed rate of 10.0% per annum commencing on the sixth (6th) anniversary of the First Advance Date until the Maturity Date. Such interest will not be compounded or capitalized. Interest payments shall be paid to the Lender in arrears by the Borrower by way of annual payments on December 1 of each year during which any portion of the Principal Sum is outstanding. Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days commencing on the First Advance Date.

(c) All sums payable hereunder shall be payable in lawful money of the United States and shall be applied first to accrued and unpaid interest and then in payment of the Principal Sum..

(d) Without in any way limiting Lender's rights and remedies hereunder and under the Note, after the occurrence of an Event of Default, and until such time such Event of Default shall have been cured or waived, Advances and other obligations hereunder shall bear interest at the rate of 5% per annum (the “Default Interest Rate”) or such lesser rate permitted by applicable law, if the Default Interest Rate would violate applicable law. This clause (d) shall not be given effect to the extent that the application of the Default Interest Rate would in any way alter or amend the calculations of the Business Plan included in the Private Placement Memorandum.

3.

Place of Payment. The Principal Sum together with and all accrued and unpaid interest thereon shall be payable at the Lender's principal executive offices at 89 Grand Summit Way, PO Box 2805, West Dover, VT 05356, or at such other place as the Lender, from time to time, may designate in writing.

4.	Prepayment. The Borrower shall be prohibited from prepaying the Principal Sum,

in whole or in part, if such prepayment would jeopardize any of the Lender’s limited partners’ capacity to be admitted to the United States of America as unconditional lawful permanent residents with their spouses and unmarried, minor children pursuant to 8 U.S.C.§ 1153 (b)(5)(A) - (D), INA § 203 (b)(5)(A) - (D); the Departments of Commerce, Justice and State, the Judiciary, and Related Agencies Appropriations Act of 1993, Pub. L. No. 102-395, section 610, as amended; or 8 U.S.C. § 1186b, INA § 216A, as any of the foregoing may be amended. Subject to the foregoing, any portion of the Principal Sum that is prepaid shall be accompanied by any and all interest accrued but unpaid thereon.

5.	Presentment. The Borrower hereby waives diligence, demand, presentment for payment, protest and notice of protest, notice of acceleration, and all other notices or demands of any kind.
6.

Rights and Remedies. The rights and remedies granted or available to the Lender with respect to the obligations of the Borrower evidenced by this Note are set forth in the Agreement, and the Lender may exercise the respective rights, options, and remedies provided for in the Agreement, or otherwise available at law or in equity, all in accordance with their respective terms. All rights and remedies granted or available to the Lender by this Note and the Agreement shall be deemed concurrent and cumulative, and not exclusive of any rights or remedies available at law or in equity. Notwithstanding the foregoing, no such rights and remedies may be exercised if the exercise of such rights or remedies would jeopardize any of the Lender’s limited partners' capacity to be admitted to the United States of America as unconditional lawful permanent residents with their spouses and unmarried, minor children pursuant to 8 U.S.C.§ 1153 (b)(5)(A) - (D), INA § 203 (b)(5)(A)-(D); the Departments of Commerce, Justice and State, the Judiciary, and Related Agencies Appropriations Act of 1993, Pub. L. No. 102-395, section 610, as amended; or 8

U.S.C. § 1186b, INA § 216A, as any of the foregoing may be amended.

7.

Costs and Expenses. In addition to all other sums payable under this Note, the Borrower also agrees to pay to the Lender, on demand, all reasonable costs and expenses (including attorneys' fees and legal expenses) incurred by the Lender in the enforcement of the Borrower's obligations under this Note.

8.

Severability. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be construed liberally in favor of the Lender in order to effectuate the purposes and intent of this Note.

9.

Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of Vermont, excluding its conflicts of laws rules. BORROWER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF VERMONT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE OF THE AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID.

10.

Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective heirs, executors or administrators and assigns. The Borrower may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Lender. The Lender may not assign any of its rights and obligations hereunder and interests without the prior written consent of the Borrower and subject to Section 11 below.

11.

Transfers. The Borrower shall maintain at its offices a register (the “Register”) for the recordation of the names and addresses of the Lender and each holder of this Note. Without limitation of any other provision of Section 10 above or this Section 11, no transfer shall be effective until recorded in the Register. The entries in the Register shall be conclusive absent manifest error and the Borrower may treat each person whose name is recorded in the Register as a holder of this Note notwithstanding any notice to the contrary. The foregoing provisions are intended to comply with the registration requirements in the U.S. Treasury Regulation Section 5f.l03-l so that this Note is considered to be in “registered form” pursuant to such regulation.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

CARINTHIA SKI LODGE LLC

By:._________________________________________________________

Name:

Title:

Address:

89 Grand Summit Way West Dover, VT 05356

Telephone:______________________________________________________________________

Facsimile:

SCHEDULE 1

Lender	Proportionate Interest
Carinthia Group 1, L.P.	94.15%
Carinthia Group 2, L.P.	5.85%

S-1

EXHIBIT B

FORM OF GUARANTY OF COLLECTION

For good and valuable consideration, Peak Resorts, Inc. a corporation with its registered office in St Louis Missouri, and with a mailing address of 17409 Hidden Valley Drive, Wildwood, Missouri 63025 (the “Guarantor of Collection”), absolutely and unconditionally guarantees and promises to pay to Carinthia Group 1 L.P, a Vermont limited liability company with a principal place of business in West Dover, Vermont and Carinthia Group 2, L.P., a limited partnership organized under the laws of the State of Vermont (“Carinthia 2”) (Carinthia 1 and Carinthia 2 each referred to individually as a “Lender” and collectively as “Lender”), or its order, on demand, in legal tender of the United States of America, the Indebtedness (as that term is defined below) of its affiliate Carinthia Ski Lodge LLC, a limited liability company organized under the laws of the State of Vermont, and with a mailing address of 89 Grand Summit Way, West Dover, VT 05356 (the “Borrower”), owed to the Lender on the terms and conditions set forth in this Guaranty. Under this Guaranty, the liability of the Guarantor is limited to the Indebtedness and the obligations of the Guarantor are continuing until the Indebtedness is fully paid and satisfied and all loan facilities comprising the Indebtedness are expired or terminated.

1.	Defined Terms. The following words shall have the following meanings when used in this Guaranty:
(a) “Guaranty” shall mean this Guaranty of Collection made by the Guarantor for the benefit of the Lender.

(b) “Indebtedness” shall mean all of the Borrower's liabilities, obligations, debts, and indebtedness to the Lender that are incurred in connection with a loan in the maximum principal amount of $22,000,000 pursuant to that certain Loan Agreement among each Lender and the Borrower of even date herewith (the “Loan Agreement”) and evidenced by that certain promissory note payable to the Lender dated of even date herewith (the “Note”), or arising out of the various Related Documents as that term is defined below.

(c) “Related Documents” shall mean and include without limitation any other instruments, agreements and documents executed by the Borrower at the Lender's request contemporaneously hereof in connection with the Loan Agreement and the Note.

2.

Guaranty. The Guarantor guarantees to the Lender full and prompt collection of up to the principal amount due under the Note and all accrued and unpaid interest thereon. This Guaranty is a guaranty of collection only, and not a guaranty of payment. As such, the Lender in accepting this Guaranty acknowledges that upon (i) the Borrower’s failure to make a payment when the same shall be due and owing to the Lender in respect of the Indebtedness and (ii) lawful acceleration of the Indebtedness, the Lender will (a) resort first directly against the Borrower and fully exhaust any and all legal remedies existing or available and shall have failed to collect the full amount of the

Indebtedness before proceeding against Guarantor; and (b) give notice of the terms, time,

and place of any public or private sale of collateral held, if any, by the Lender and comply with any other applicable provisions of the Uniform Commercial Code as adopted in Vermont, or any other applicable law. This Guaranty will take effect when received by the Lender without the necessity of any acceptance by the Lender, or any notice to the Guarantor or to the Borrower, and will continue in full force until all Indebtedness incurred or contracted before receipt by the Lender of any notice of revocation shall have been fully and finally paid and satisfied and all other obligations of the Guarantor under this Guaranty shall have been performed in full. Guarantor hereby agrees that it shall provide to Richard Deutsch, 89 Grand Summit Way, PO Box 2805 West Dover, VT 05356, as agent of the limited partners of the Lender (the “Agent”), such quarterly and annual financial statements and operational reports as it may provide to its principal lender as promptly as reasonably practicable following the preparation thereof.

3.

Representations and Warranties. The Guarantor represents and warrants to the Lender, at the time of execution of this Guaranty and as of the time of each drawing under or other utilization of the loan as set forth and more particularly detailed in the Loan Agreement, that to the best of its knowledge (a) no representations or agreements of any kind have been made to the Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) the execution by Guarantor of the Guaranty and the incurring of liability and indebtedness to the Lender does not and will not contravene any provision contained in any other loan of credit agreement or borrowing instrument or contract to which the Guarantor is a party; (c) the Guaranty has been duly executed and delivered by the Guarantor, and constitutes valid and binding obligations of the Guarantor enforceable in accordance with its terms; and (d) this Guaranty constitutes an independent obligation of the Guarantor, notwithstanding its ownership interest in the Borrower.

4.

Governing Law. This Guaranty is conclusively deemed to be made under and for all purposes to be governed by and construed in accordance with the laws of the State of Vermont. In relation to any legal action or proceedings arising out of or in connection with this Guaranty, the Guarantor submits to the jurisdiction of the courts of the State of Vermont, as the Lender may elect, and to the extent permitted by law, waives any objection to such legal action or proceedings in such courts on the grounds of venue or on the grounds that such legal action or proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Lender and shall not affect the right of the Lender to take legal action or proceedings in any other court of competent jurisdiction nor shall the taking of legal action or proceedings in any court of competent jurisdiction preclude the Lender from taking legal action or proceedings in any other court of competent jurisdiction (whether concurrently or not). The Lender and the Guarantor hereby waive the right to any jury trial in any action, proceeding or counterclaim brought by either the Lender or the Guarantor against the other.

5.	Miscellaneous. The following miscellaneous provisions are a part of this Guaranty:

(a) Amendments. This Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b) Attorneys' Fees; Expenses. The Guarantor agrees to pay upon demand the Lender's reasonable costs and expenses, including reasonable attorneys' fees and the Lender's reasonable legal expenses, incurred in connection with the successful enforcement of this Guaranty. The Guarantor also shall pay all court costs and such additional fees as may be directed by the court in connection with the successful enforcement of this Guaranty.

(c) Notices. All notices required to be given by either party to the other under this Guaranty shall be in writing and shall be effective when actually delivered or one (1) business day after being deposited with a nationally recognized overnight courier with receipt confirmed, or three (3) business days after being deposited in the United States mail, first class postage prepaid with return receipt requested, addressed to the party to whom the notice is to be given at the address shown above or to such other addresses as either party may designate to the other in writing.

(d) Interpretation. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable.

(e) Waiver. The Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of the Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by the Lender, nor any course of dealing between the Lender and the Guarantor, shall constitute a waiver of any of the Lender's rights or of any of the Guarantor's obligations as to any future transactions. Whenever the consent of the Lender is required under this Guaranty, the granting of such consent by the Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Lender. Any amendment or waiver by the Lender of any provision of this Guaranty shall require the consent of limited partners in the Lender that own not less than a majority of the limited partnership interests then outstanding.

(f) Lender's Records. Every certificate issued under the hand of an officer of the Lender purporting to show the amount at any particular time due and payable to the Lender, and covered by this Guaranty, shall be received as conclusive evidence as againstthe Guarantor that such amount is at such time so due and payable to the Lender and is covered hereby.

(g) Change. The Guarantor agrees that no change or changes in the name or names of the Borrower or Guarantor, no change or changes in the objects, capital or enabling documents of the Borrower or the amalgamation of the Borrower with any other entity, and no other change or changes of any kind whatsoever shall in any way affect the liability of the Guarantor, either with respect to transactions occurring before or after any such change or changes, and the Lender shall not be obliged to inquire into powers of the Borrower, its officers, directors or agents acting or purporting to act on its behalf, and monies, advances, renewals or credits in fact borrowed or obtained by the Borrower from the Lender and all liabilities incurred by the Borrower from the Lender in professed exercise of such powers shall be deemed to form part of the Indebtedness hereby guaranteed notwithstanding that such borrowing, obtaining of monies, advances, renewals or credits, or incurring of such liabilities shall be in excess of the powers of the Borrower, or its officers, directors or agents, or be in any way irregular, defective or informal.

(h) Successors and Assigns. The Guarantor may not delegate any of its obligations hereunder. The provisions of this Guaranty shall be binding upon any successors of the Guarantor.

(i) Sharing of Payments. By its acceptance of this Guaranty, each Lender agrees to share in all payments made under this Guaranty in accordance with its Proportionate Interest set forth on Schedule 1 of the Note. THE UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, THE GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON THE GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO THE LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED. NO FORMAL ACCEPTANCE BY THE LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED AND SHALL BE EFFECTIVE AS OF DECEMBER 27, 2016, NOTWITHSTANDING THE DATE OF ANY OF THE RELATED DOCUMENTS.

GUARANTOR OF COLLECTION

PEAK RESORTS, INC., a Missouri corporation

By:___________________________________________________________

Name:

Title:

Address:

17409 Hidden Valley Dive Wildwood, Missouri 63025 Facsimile:

Signed, acknowledged and delivered in the presence of:

Authorized Officer

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